Exhibit 10.26

IMS HEALTH HOLDINGS, INC.

2014 Incentive and Stock Award Plan

1.	Purpose of the Plan.

The purpose of this 2014 Incentive and Stock Award (the “Plan”) is to aid IMS Health Holdings, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to incentivize above-average company performance and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.	Definitions.

In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a Performance Award granted under Section 7(c).

(b) “Annual Limit” has the meaning as defined in Section 5(b).

(c) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(d) “Beneficiary” means any person (including, without limitation, a trust or other entity used for estate planning purposes) which has been designated by a Participant in his or her most recent written beneficiary designation in a form prescribed by the Committee that is filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or, if there is no surviving designated Beneficiary, then any person (including, without limitation, a trust or other entity used for estate planning purposes) entitled by will or the laws of descent and distribution to receive such benefits in the event of a Participant’s death.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” means, in the case of any Participant who is party to an employment, severance-benefit or change in control agreement that contains a definition of “Cause,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” means (i) a material breach by the Participant of his or her employment agreement with the Company or an affiliate, any equity grant agreement, or any policy of the Company or its affiliates; (ii) the failure by the Participant to reasonably and substantially perform his or her duties to the Company or any of its affiliates, which failure is materially damaging to the financial condition or reputation of the Company or its affiliates; (iii) the Participant’s willful misconduct or gross negligence which is injurious to the Company or an affiliate; or (iv) the commission by the Participant of a felony or other serious crime involving moral turpitude. In the case of clauses (i) and (ii) above, the Company shall permit the Participant up to fifteen days to cure such breach or failure if reasonably susceptible to cure. If, subsequent to the Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that the Participant’s employment could have been terminated for Cause, the Participant’s employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to such Cause occurred for all purposes of the Plan and each Award to a Participant thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provision or regulation.

(h) “Committee” means the Leadership Development and Compensation Committee of the Board. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or this Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(j) “Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of Stock or other voting securities, in which the Company or an affiliate is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding voting securities by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. If a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(k) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares” or other appellations.

(l) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(m) “Effective Date” means the effective date specified in Section 10(p).

(n) “Eligible Person” has the meaning as defined in Section 5.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provision or rule.

(p) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under the following procedure or a substitute procedure as may be approved from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any given date means the closing sale price of a share of Stock reported on the principal trading market for Stock (or, if shares of Stock are then principally traded on a national securities exchange, in the reported “composite transactions” for such exchange) for such date, or, if no shares of Stock were traded on that date, on the next preceding day on which there was such a trade.

(q) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(r) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(s) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(t) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(v) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of Treasury Regulation § 1.162-27(e)(3) under Code Section 162(m), and “independent” within the meaning of applicable rules of any stock exchange or other trading market on which Stock is then listed or quoted and applicable corporate governance documents of the Company.

(w) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(x) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, and any successor rule.

(y) “Stock” means the Company’s Common Stock, par value $.001 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(z) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.	Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be granted or exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock (including Stock deliverable in connection with the Award), other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards (including authority to specify terms of Awards applicable in the event of a change in control); to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder (subject to Section 7(e)) or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members or may be taken by the Board. The Committee otherwise may act through a subcommittee or with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance as determined by the Committee. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of any Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (iv) is permitted under applicable provisions of the Delaware General Corporation Law and other applicable laws and regulations.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company or the Committee to assist in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Without limiting the generality of the foregoing, neither the Company, nor any subsidiary or affiliate of the Company, nor the Committee or any of its members, nor any person acting on behalf of the Company, any subsidiary or affiliate of the Company or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), in either case, asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or with respect to any delay in the delivery of shares of Stock in connection with an Award or changes in the fair market value of shares of Stock during any such delay.

4.	Stock Subject to Plan and Related Limitations.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be              plus up to              shares of Stock subject to outstanding equity awards under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”), which shares are not delivered under the 2010 Plan, as determined under Section 4(b), and therefore become available under Section 4(b). Up to the total number of shares available for Awards may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the 2010 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan or the 2010 Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from an Award or award under the 2010 Plan or separately surrendered by the Participant in payment of the exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered under the Plan and will be deemed to remain or to become available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate number that remain available under the Plan and not subject to outstanding Awards so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares delivered or deliverable in connection with such assumed or substituted Award shall not be counted against the number of shares reserved under the Plan (such assumed or substituted Awards may be administered under the Plan, however). This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.	Eligibility and Certain Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, non-employee director of the Company, or consultant or other person who provides substantial services to the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) are eligible for Awards granted in assumption of or in substitution for such outstanding awards. Eligibility for ISOs is limited to individuals described in this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Code Section 424 and the regulations thereunder. Eligibility for Options other than ISOs is limited to individuals described this Section 5 who are providing direct services on the date of grant of the Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treasury Regulation § 1.409A-1(b)(5)(iii)(E).

(b) Per-Person Award Limitations. In each fiscal year of the Company during any part of which the Plan is in effect, an Eligible Person may be granted Awards in the aggregate relating to up to his or her Annual Limit. A Participant’s Annual Limit, in any fiscal year during any part of which the Participant is then eligible under the Plan, shall equal              shares of Stock, subject to adjustment as provided in Section 10(c). In the case of an Award denominated in cash and not in shares of Stock (for example, an Annual Incentive Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the

Participant’s Annual Limit, which for this purpose shall equal $             million (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant’s Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an Award, regardless of whether such shares or amount in fact are earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award. In the case of a non-employee director of the Company, additional limits shall apply such that the maximum grant-date fair value of Stock-denominated Awards granted in any fiscal year of the Company during any part of which the director is then eligible under the Plan shall be $            , except that such limit for a non-employee Chairman of the Board or Lead Director shall be $            , in each case, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 or any successor provision (“FASB ASC Topic 718”). The foregoing additional limits related to non-employee directors of the Company shall not apply to any Award or shares of Stock granted pursuant to a non-employee director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees (to the extent such Award or shares of Stock have a fair value equal to the value of such cash retainers or other fees).

6.	Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee may require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Code Section 422, 110% of the Fair Market Value) of a share of Stock on the date of grant of such Option, subject to Sections 6(f), 6(h) and 8(a). Notwithstanding the foregoing, any Award resulting from an assumption or granted in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) shall satisfy this Section 6(b)(i) if the assumption or substitution preserves without enlarging the in-the-money value of the original award at the date of the acquisition. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 10(c) of the Plan.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years (five years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in subsection (b)(6) of Code Section 422) from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 10(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, except that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service, each Option held by the Participant (or his or her permitted transferee) that is unvested shall be immediately forfeited and each vested Option held by the Participant (or his or her permitted transferee) shall remain exercisable for the shorter of (i) a period of 30 days, or (ii) the period ending on the latest date on which such Option could otherwise have been exercised; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to an Option will lapse in whole or in part, including in the event of terminations resulting from specified causes, or may provide for different post-termination exercise periods. Notwithstanding the foregoing, except as otherwise determined by the Committee, all Options, whether vested or unvested, held by a Participant (or his or her permitted transferee) will be forfeited immediately in the event the Participant’s employment or service is terminated for Cause.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service, each SAR held by the Participant (or his or her permitted transferee) that is unvested shall be immediately forfeited and each vested SAR held by the Participant (or his or her permitted transferee) shall remain exercisable for the shorter of (i) a period of 30 days, or (ii) the period ending on the latest date on which such SAR could otherwise have been exercised; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to a SAR will lapse in whole or in part, including in the event of terminations resulting from specified causes, or may provide for different post-termination exercise periods. Notwithstanding the foregoing, except as otherwise determined by the Committee, all SARs, whether vested or unvested, held by a Participant (or his or her permitted transferee) will be forfeited immediately in the event the Participant’s employment or service is terminated for Cause.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan or any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv) below).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be immediately forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms (including any restrictions and risk of forfeiture) as applied to the Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect; provided, however, that dividends on Restricted Stock subject to a risk of forfeiture based on performance conditions shall be subject to the same risk of forfeiture based on performance conditions. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock (Including Restricted Stock Units). The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified period of time, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the period of time specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Forfeitable

Deferred Stock may be designated as “Restricted Stock Units” or otherwise designated by the Committee. Deferred Stock may be settled by delivery of cash, Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter. The Committee may grant Dividend Equivalents in respect of Deferred Stock, in accordance with Section 6(g).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be immediately forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify; provided, however, that dividend equivalents relating to a performance-based award shall be earnable only upon the achievement of the specified performance goals applicable to the performance-based award.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.	Performance Awards.

(a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. The Committee may grant Performance Awards that are intended to qualify as

“performance-based compensation” for purposes of Code Section 162(m) and Performance Awards that are not intended to so qualify. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such individual or business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that (i) the reservation of discretion shall be limited as specified under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) (subject to Section 7(e)); and (ii), in the case of any Performance Award denominated in shares at the grant date (i.e., an Award which constitutes share-based equity under FASB ASC Topic 718, no discretion to reduce or increase the amounts payable (except as provided under Section 10(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 7(b) (subject to Section 7(e)).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria (as described in clause (ii) below) and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time such goals are established. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall he used by the Committee in establishing performance goals for such Performance Awards: (1) net sales or revenues; (2) earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) pre-tax income, net income or net income per common share (basic or diluted); (4) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) net economic profit (operating earnings minus a charge for capital) or economic value created; (8) operating margin or profit margin; (9) stockholder value creation measures, including stock price or total stockholder return; (10) dividend payout levels, including as a percentage of net income; (11) expense targets, working capital targets, or operating efficiency; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of information technology, litigation-related milestones, goals related to capital structure and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Committee may specify that performance will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense or other financial and general and administrative expenses for the performance period. Provided that the Committee has specified at least one performance goal under this Section 7(b)(ii) qualifying the Award as performance-based under Section 162(m), the Committee may specify other performance goals or criteria (whether or not listed in this Section 7(b)(ii)) as a basis for its exercise of negative discretion with respect to the Award.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal under Section 7(b)(ii) shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. Subject to Section 7(a), the Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to qualify the Award as “performance-based compensation” under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m) (subject to Section 7(e)). The Committee shall specify the circumstances (if any) in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in Section 7(b) and this Section 7(c) (subject to Section 7(e)). Not later than the applicable deadline specified in Section 7(b)(iii), the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, the amount(s) potentially payable thereunder, and the performance period in which such amount(s) may be earned. The amount(s) potentially payable as

Annual Incentive Awards shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an Annual Incentive Award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee. The foregoing notwithstanding, if any portion of the Annual Incentive pool for a given fiscal year is not allocated and paid out for that year, the Committee, at any time after such fiscal year, may allocate and pay out from such then-unallocated amounts of hypothetical funding remaining an Award to any Eligible Person other than a Covered Employee, but such allocations may not affect the allocations or payouts to any Covered Employee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5(b). After the end of the performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. Other provisions of Section 7(b) shall apply to an Annual Incentive Award under this Section 7(c).

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify as performance-based compensation under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Compliance with Transition Rule Under Code Section 162(m). The Committee is authorized to grant Performance Awards to Covered Employees under this Section 7 during the applicable “reliance period” under Treasury Regulation § 1.162-27(f)(2). Such Performance Awards are not required to meet the requirements applicable to performance-based compensation under Sections 3(b), 7(b), 7(c) and other applicable Plan provisions. Nevertheless, Performance Awards to Covered Persons under this Section 7(e) shall be subject to the per-person Award limits under Section 5(b) and shall be based, in whole or in part, on the criteria specified in Section 7(b)(ii) above. The Committee shall retain discretion to increase or reduce the amount payable in settlement of a cash-denominated Performance Award to the fullest extent permitted under Treasury Regulation § 1.162-27(f)(1) – (3) with respect to Awards granted under this Section 7(e) and subject to the applicable maximum Award limitations. For clarity, the Committee also may grant to Covered Employees Awards other than Performance Awards during the applicable reliance period.

8.	Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii) and 6(c)(ii) (limits on Option and SAR terms, which limit will apply to any other Award in the nature of a stock right that provides the Participant with a right to exercise over a period of more than one year).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 10(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property and may be made in it single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 10(k))). Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) No Personal Loans to Executive Officers or Reloads. No term of an Award shall provide for a personal loan to a Participant who is an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act for payment of the exercise price of an Option or withholding taxes relating to any Award providing for delivery of shares to the Participant. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award

(e) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that is intended to prevent such a Participant from incurring liability under Rule 16b-3 or otherwise not subject to him or her to liability under Section 16(b)), except that this provision shall not apply to sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Sections 10(k) and 10(l)) in order that a Participant who is subject to Section 16 of the Exchange Act will avoid incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant. In no event, however, shall the Committee, the Company, any subsidiary or affiliate of the Company, nor any person acting on behalf of any of the foregoing, have any liability with respect to the foregoing.

(f) Change in Control. The Committee may specify that an Award will become automatically earned, vested and/or payable, in whole or part, upon a Change in Control, in its discretion, by so specifying in an Award Agreement or other governing document (in the absence of such a specification, the Plan does not confer the right to such acceleration). For purposes of the Plan, unless otherwise specified by the Committee in an Award Agreement or other governing document, a “Change in Control” shall be deemed to have occurred if, after the grant date of an Award, there shall have occurred any of the following:

(i) Any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding voting securities;

(ii) Individuals who on the grant date of the Award constitute the Board of Directors, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Grant Date or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

(iii) There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 50% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

(iv) The stockholders of the Company have approved a plan of complete liquidation of the Company and there occurs a distribution pursuant to such plan of complete liquidation, and all material contingencies to the completion of the transaction have been satisfied or waived or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction have a similar effect).

(g) Covered Transactions. Except as otherwise provided in an Award Agreement, the following provisions shall apply in the event of a Covered Transaction:

(i) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may (but, for the avoidance of doubt, need not) provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(ii) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then, subject to Section 8(g)(v) below, the Committee may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base price), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock or other holders of Awards) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 8(g)(ii) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Code Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Code Section 409A, and the amount of any payment relating to an Option or SAR otherwise shall be determined in accordance with applicable requirements of Code Section 409A. For the avoidance of doubt, if the exercise, purchase or base price of any Award is equal to or exceeds the Fair Market Value of a share of Stock at the time a Covered Transaction is consummated, such Award may be terminated hereunder without payment due thereon.

(iii) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then subject to Section 8(g)(v) below, the Committee may (but, for the avoidance of doubt, need not) provide that each Award requiring exercise will become exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Deferred Stock (including Restricted Stock Units and Performance Awards to the extent consisting of Deferred Stock) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration and/or delivery pursuant to this Section 8(g)(iii) of an Award subject to Code Section 409A would cause the Award to fail to satisfy the requirements of Code Section 409A, the Award shall not be accelerated and/or delivered and the Committee in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted under the Plan and the Award Agreement, replicate the prior terms of the Award.

(iv) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (1) Awards assumed pursuant to Section 8(g)(i) above; (2) Awards converted pursuant to the proviso in Section 8(g)(iii) above into an ongoing right to receive payment other than Stock; and (3) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 8(g)(v) below).

(v) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 8(g)(ii) or Section 8(g)(iii) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, consistent with Code Section 409A, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 8(g)(ii) above or the acceleration of exercisability of an Award under Section 8(g)(iii) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

9.	Additional Award Forfeiture Provisions.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon (i) compliance by the Participant with specified conditions relating to adherence to standards of conduct in the preparation of financial statements and reports filed with the Securities and Exchange Commission, non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company; and (ii), in the case of performance-based compensation, the absence of material inaccuracies in the financial or other information upon which achievement of performance goals was assessed. Without limiting the generality of the foregoing, Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards as required by law, regulation or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, or in accordance with any clawback or similar policy maintained by the Company, as in effect from time to time.

10.	General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that (i) Awards and related rights shall be transferred to a Participant’s Beneficiary or Beneficiaries upon the death of the Participant, and (ii) Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, sale of all or substantially all the Company’s assets or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the aggregate share limitation then applicable under the Plan, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award (subject to Section 10(k)). The Committee shall provide for such equitable adjustments of outstanding awards in order to preserve the positive intrinsic value of such awards, unless in the circumstances the Participant would be able to continue to realize such intrinsic value in the absence of an adjustment. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an outstanding Award which constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. In addition, any employee of the Company or its subsidiaries and any non-employee director of the Company who holds an equity award in the form of stock options or restricted stock units granted that is outstanding at the effective date of this Plan but granted under a different equity compensation plan of the Company shall have a legal right to an adjustment to such outstanding award which constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the award to the holder of the award.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of a particular adjustment would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify. All determinations hereunder shall be made by the Committee in its sole discretion and shall be final and binding on all persons.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the amount of Stock deliverable in connection with an Award necessary to satisfy statutory minimum withholding requirements will be withheld, except a greater amount of Stock may be withheld provided that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee.

(e) Changes to the Plan and Awards. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or trading system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend the Plan if its actions are within the scope of the Committee’s authority under its charter, and subject to all other requirements that would apply if the amendment were approved by the Board. The Committee is authorized to amend outstanding Awards, except as limited by the Plan. The Board and Committee may not, however, amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such amendment would materially and adversely affect the legal rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty materially adverse to the Participant, and any discretion reserved by the Board or Committee with respect to an Award is not limited by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price or base price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its exercise price is equal to or greater than the fair market value of the underlying Stock, in exchange or substitution for another Option, SAR, Restricted Stock, other equity, or cash or other property, unless the cancellation and exchange or substitution occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to awards under Section 10(c) will not be deemed “repricings,” however. The Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent that the waived or modified term would be then mandatory for a new Award of the same type under the Plan.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant. Such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation (excluding awards of Restricted Stock). With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether and when cash, other Awards or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of authorization or grant of an Award or to the extent that such Awards would not be subject to a limitation on tax deductibility by the Company under other applicable provisions of Code Section 162(m). Accordingly, the terms of Sections 7(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives. Notwithstanding anything to the contrary herein, the provisions of the Plan that would otherwise apply to any Awards to Covered Employees intended to constitute qualified “performance-based compensation” (including the composition of the Committee) shall not apply to any Award that is exempt from Code Section 162(m) under Treasury Regulation 1.162-27(f).

(k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8, 10(c) and 10(e)) is limited to the extent necessary to ensure that any Award of a type that the Committee has intended to be “share-based equity” (and not a “share-based liability”) subject to fixed accounting with a measurement date at the date of grant under FASB ASC Topic 718 shall not be deemed a share-based liability (subject to “variable” accounting) solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding as a share-based liability (i.e., subject to such “variable” accounting).

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any agreement under the Plan shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the grant of an Award or the creation of any trust and deposit of shares therein, except at such time as an Option or SAR may have been duly exercised or shares may be actually delivered in settlement of an Award; provided, however, that a Participant granted Restricted Stock shall have rights of a stockholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate or in any particular office or position, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, or (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. An Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by such other plan or arrangement with specific reference to Awards under this Plan, provided that cash Annual Incentive Awards will generally be deemed to be annual bonuses or annual incentives under such other plans or arrangements).

(o) Severability. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

(p) Plan Effective Date and Termination. The Plan shall become effective upon adoption by the Board on             , 2014. Unless earlier terminated by action of the Board, the authority to make new grants under this Plan shall terminate on             , 2024. During any period following termination of the authority to make new grants under this Plan or under the 2010 Plan or any other Prior Plan, the Company shall retain full rights and authority to amend or modify outstanding Awards or awards, including amendments or modifications that may enhance the fair value of such outstanding Awards or awards.